Exhibit 5.1

[Letterhead of Hogan & Hartson L.L.P.]

September 30, 2003

Mohegan Tribal Gaming Authority

One Mohegan Sun Boulevard

Uncasville, CT 06382

Ladies and Gentlemen:

This firm has acted as counsel to the Mohegan Tribal Gaming Authority (the “Authority”), an instrumentality of the Mohegan Tribe of Indians of Connecticut (the “Tribe”), and Mohegan Basketball Club LLC, a limited liability company organized under the laws of the Tribe (the “Guarantor”), in connection with their Registration Statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed offering of up to $330,000,000 in aggregate principal amount of the Authority’s 6 3/8% Senior Subordinated Notes due July 15, 2009 (the “Exchange Notes”) guaranteed by the Guarantor (the “Exchange Guarantee”) in exchange for up to $330,000,000 in aggregate principal amount of the Authority’s outstanding 6 3/8% Senior Subordinated Notes due July 15, 2009 (the “Outstanding Notes”), guaranteed by the Guarantor (the “Outstanding Guarantee”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

1.	An executed copy of the Registration Statement.

2.	An executed copy of the Indenture, dated as of July 9, 2003 (the “Indenture”), among the Authority, the Tribe, the Guarantor and U.S. Bank National Association, as trustee (the “Trustee”), including the form of Exchange Note to be issued pursuant thereto.

Mohegan Tribal Gaming Authority

September 30, 2003

3.	An executed copy of the Outstanding Guarantee, dated July 9, 2003.

4.	The form of the Exchange Guarantee, as such form is set forth in the Indenture.

5.	The Constitution of the Mohegan Tribe, as amended and restated, to reflect all amendments adopted as of September 6, 2003, as certified by the Recording Secretary of the Management Board of the Authority (the “Management Board”) on the date hereof as being complete, accurate and in effect.

6.	Resolutions adopted by (a) a poll vote held by the Tribal Council of the Tribe (the “Tribal Council”) on June 19, 2003 and (b) a poll vote held by the Management Board of the Authority (the “Management Board”) on June 19, 2003, which resolutions relate to, among other things, the issuance and sale of the Exchange Notes, the preparation and filing of the Registration Statement and arrangements in connection therewith, in each case, as certified by the Recording Secretary of the Tribal Council and the Recording Secretary of the Management Board, as applicable, on the date hereof as being complete, accurate and in effect.

7.	Mohegan Tribal Ordinance No. 95-2, “An Ordinance Establishing The Mohegan Tribal Gaming Authority,” as certified by the Recording Secretary of the Tribal Council on the date hereof as being complete, accurate and in effect (the “Gaming Authority Ordinance”).

8.	Mohegan Tribal Ordinance No. 2000-08, “The Mohegan Tribe Limited Liability Company Code,” as certified by the Recording Secretary of the Tribal Council on the date hereof as being complete, accurate and in effect (the “LLC Code”).

9.	The Articles of Organization of the Guarantor, dated as of January 27, 2003, as certified by the Secretary of the Guarantor, on the date hereof as being complete, accurate and in effect.

Mohegan Tribal Gaming Authority

September 30, 2003

10.	The Operating Agreement of the Guarantor, dated as of January 24, 2003, as certified by the Secretary of the Guarantor, on the date hereof as being complete, accurate and in effect.

11.	Resolution and Consent of the Sole Member of the Guarantor, dated as of July 8, 2003, relating to the issuance and sale of the Exchange Notes, the preparation and filing of the Registration Statement and arrangements in connection therewith, as certified by the Secretary of the Guarantor, on the date hereof as being complete, accurate and in effect.

For the purposes of this opinion, the Constitution, the Gaming Authority Ordinance and the LLC Code are referred to herein collectively as “Tribal Law.”

In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinion expressed in Paragraph (a) below, Tribal Law, and (ii) as the opinion expressed in Paragraph (b) below, the laws of the State of New York (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term “the laws of the State of New York” includes the statutory provisions contained therein, all applicable provisions of the New York Constitution and reported judicial decisions interpreting these laws. The opinion expressed herein is based on a review of those laws that, in our experience, are generally recognized as applicable to the transactions contemplated in the Documents.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

Mohegan Tribal Gaming Authority

September 30, 2003

(a) The Exchange Notes have been duly authorized on behalf of the Authority and the Exchange Guarantee has been duly authorized on behalf of the Guarantor.

(b) Following the effectiveness of the Registration Statement and receipt by the Authority of the Outstanding Notes with the Outstanding Guarantee thereon in exchange for the Exchange Notes with the Exchange Guarantee thereon as specified in the resolutions of the Management Board and the Tribal Council and the Resolution and Consent of the Sole Member of the Guarantor referred to above and assuming due execution, authentication, issuance and delivery of the Exchange Notes and the Exchange Guarantee as provided in the Indenture, the Exchange Notes will constitute valid and binding obligations of the Authority, and the Exchange Guarantee will constitute a valid and binding obligation of the Guarantor, enforceable in accordance with their terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity including, without limitation, requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.